 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-266902

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 25, 2022)

REE Automotive Ltd.

Up to $75,000,000

Class A Ordinary Shares

We have entered into an ATM Equity OfferingSM Sales Agreement, dated August 16, 2022 (the “sales agreement”), with BofA Securities, Inc. (the “sales agent” or “BofA”), relating to Class A ordinary shares, no par value (“ordinary shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer ordinary shares from time to time through the sales agent. This prospectus supplement is offering ordinary shares having an aggregate offering price of up to $75,000,000.

Our ordinary shares trade on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “REE.” On August 25, 2022, the last sale price of the shares as reported on Nasdaq was $1.34 per share.

Sales of our ordinary shares, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). BofA will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between BofA and us.

We also may sell ordinary shares to BofA, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to BofA, as principal, we will enter into a separate terms agreement, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to BofA for sales of our ordinary shares pursuant to the sales agreement will be in an amount up to 3.0% of the gross sales price of all ordinary shares sold thereunder. In connection with the sale of the ordinary shares on our behalf, BofA may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BofA may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BofA with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying prospectus for information regarding risks you should consider before investing in our ordinary shares.

None of the Securities and Exchange Commission, any state securities commission or the Israel Securities Authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

The date of this prospectus supplement is August 26, 2022

Table of Contents

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission (the “SEC”) on August 16, 2022, as part of a “shelf” registration process. Under the shelf registration process, we may sell our ordinary shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our ordinary shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our ordinary shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “REE” and the “Company” refer to REE Automotive Ltd.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and certain documents incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of REE and its subsidiaries. Statements preceded by, followed by or that include words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “intends,” “continues,” “will,” “should,” “could,” “may,” “might,” “would,” “goals,” “predicts,” “potential,” “target,” “forecast,” “outlook,” “currently,” and other similar expressions are intended to identify some of the forward-looking statements within the meaning of the Reform Act and are included, along with this statement, for purposes of complying with the safe harbor provisions of the Reform Act. These forward-looking statements are based on management’s current expectations, beliefs and assumptions as of the date of this prospectus supplement, are not historical facts or guarantees of future performance, and are subject to certain risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside of our control due to a number of factors. These factors include, but are not limited to the risks and uncertainties described in this prospectus supplement and elsewhere in our most recent Annual Report on Form 20-F and any subsequently filed Reports of Foreign Private Issuer on Form 6-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus supplement. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

●	REE’s ability to commercialize its strategic plan;

●	REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners;

●	development of REE’s advanced prototypes into marketable products;

●	REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

●	REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

●	REE’s reliance on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products;

●	REE’s limited operating history;

●	risks associated with plans for REE’s initial commercial production;

●	REE’s dependence on potential suppliers, some of which will be single or limited source;

●	development of the market for commercial EVs;

●	intense competition in the e-mobility space, including with competitors who have significantly more resources;

●	risks related to the fact that REE is incorporated in Israel and governed by Israeli law;

●	REE’s ability to make continued investments in its platform;

●	the impact of the ongoing COVID-19 pandemic and any other worldwide health epidemics or outbreaks that may arise and adverse global conditions, including macroeconomic and geopolitical uncertainty;

●	the need to attract, train and retain highly-skilled technical workforce;

●	changes in laws and regulations that impact REE;

●	REE’s ability to enforce, protect and maintain intellectual property rights; and

●	REE’s ability to retain engineers and other highly qualified employees to further its goals.

These forward-looking statements speak only as of the date they are made, and REE undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our ordinary shares.

COMPANY OVERVIEW

REE is an automotive technology company whose mission is to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform. We aim to empower global mobility companies to build any size or shape of electric or autonomous vehicle – from Class 1 through Class 6 - for any application and target market. We envision a future where electric vehicles and autonomous vehicles will be Powered by REETM.

REE is a development stage company actively executing our business plan and establishing strategic collaborations with industry leaders to expand our industry footprint across segments. We are currently developing full vehicle prototypes with REEcornerTM technology, preparing to commence commercial trials of our P7 Platform and developing our currently untested plans to outsource manufacturing and to assemble components at future Integration Centers. Our products are designed to be operated on either battery or fuel cells and in any drive mode, both human-driven and autonomous while affording full design freedom to our potential customers.

As a horizontally integrated player, REE plans to initially target commercial and mobility as a service (“MaaS”) markets by commercially engaging auto manufacturers, original equipment manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatformTM technology without the need to be constrained to off-the-shelf offerings. We offer many customer benefits including complete vehicle design freedom based on exact business requirements, enabling reduction in time-to-market, more space and volume with the smallest footprint, lower total cost of ownership, faster development times, advanced driver-assistance systems compatibility, and reduced maintenance and global safety standard compliance.

Additionally, REE is building a partner ecosystem to enable and accelerate adoption of REE’s products. This includes collaborations with partners not only to develop full vehicle offerings but also to provide a comprehensive ecosystem of enabling capabilities and services, such as vehicle financing, batteries, charging infrastructure, aftersales, service and Data-as-a-Service, for a full turn-key solution intended to enable and expedite a smooth transition for our potential customers from internal combustion engine vehicles to electric vehicle fleets.

CORPORATE INFORMATION

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5193. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711.

THE OFFERING

Issuer	REE Automotive Ltd.

Ordinary shares offered by us	Ordinary shares having an aggregate offering price of up to $75,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, BofA. Please read “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement for more information.

Use of proceeds	We intend to use the net proceeds we receive from the sale of the shares of ordinary shares for general corporate purposes, including continued product development and commercialization. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our ordinary shares are listed on Nasdaq under the symbol “REE.”

Risk factors	Investing in our ordinary shares involves risks. Please read “Risk Factors” on page S-3 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Global Select Market symbol:	REE

RISK FACTORS

An investment in our ordinary shares involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our 2021 Form 20-F. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment in the ordinary shares.

Risks Related to Our Ordinary Shares and This Offering

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the ordinary shares during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our ordinary shares during the sales period. Actual gross proceeds may be less than $75.0 million. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds that will be sold to be raised in connection with those sales.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our ordinary shares, or the possibility that such sales could occur, could adversely affect the market price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There may be future dilution of our ordinary shares, which could adversely affect the market price of our ordinary shares.

We are not restricted from issuing additional ordinary shares from time to time. For example, we may issue additional ordinary shares to raise cash for future capital expenditures or for other purposes. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. We may also issue securities convertible into, exchangeable for or that represent the right to receive our ordinary shares. Any of these events may dilute your ownership interest in us, reduce our earnings per share and have an adverse effect on the price of our ordinary shares. In addition, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agent.

We intend to use the net proceeds we receive from the sale of the shares of ordinary shares for general corporate purposes, including continued product development and commercialization. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF class a ORDINARY SHARES

This section summarizes the general terms of our ordinary shares. The following description is only a summary and does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Association, as amended (our “articles of association”). Our articles of association have been incorporated by reference as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and the accompanying prospectus for information on how to obtain copies.

A description of our ordinary shares can be found in Exhibit 2.6 “Description of Securities,” in our annual report on Form 20-F filed on March 28, 2022 and incorporated by reference herein.

PLAN OF DISTRIBUTION

General

We have entered into a sales agreement with BofA Securities, Inc., as sales agent, relating to the offer and sale from time to time of ordinary shares having an aggregate offering price of up to $75.0 million through the sales agent, acting as our agent, or directly to the sales agent, acting as principal.

Sales of ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by block trades, ordinary brokers’ transactions through the facilities of Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law.

The sales agent is not required to sell any specific number or dollar amount of shares of ordinary shares, but will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of ordinary shares, as agreed upon by us and the sales agent from time to time.

In no event will the aggregate sales price of ordinary shares sold by us to or through the sales agent, acting as our agent or as principal, exceed $75.0 million.

In connection with the sale of ordinary shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the sales agent may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of ordinary shares pursuant to the sales agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $440,000. The remaining sales proceeds from the sale of any ordinary shares, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our ordinary shares offered by this prospectus supplement and the accompanying prospectus.

The offering of ordinary shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of ordinary shares having an aggregate sales price of $75.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with the terms of the sales agreement.

We have determined that our ordinary shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the sales agent and sales of our ordinary shares under the sales agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

Upon its acceptance of instructions from us, the sales agent has agreed to use its commercially reasonable efforts to sell ordinary shares on the terms and subject to the conditions set forth in the sales agreement. We will instruct the sales agent as to the amount of ordinary shares to be sold by it as our agent. We may instruct the sales agent not to sell our ordinary shares if sales cannot be effected at or above a price designated by us. We or the sales agent may at any time immediately suspend the offering of ordinary shares through the sales agent upon notice to the other party.

The sales agent will provide written confirmation following the close of trading on Nasdaq on each trading day on which ordinary shares are sold through the sales agent under the sales agreement. Each confirmation will include the number of ordinary shares sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the sales agent in connection with such sales of our ordinary shares.

We will pay the sales agent an aggregate fee up to 3.0% of the gross proceeds from the sales of all ordinary shares sold through the sales agent under the sales agreement. We have also agreed to reimburse the sales agent for reasonable out-of-pocket expenses in an amount up to $100,000, in addition to certain ongoing disbursements of counsel.

Under the terms of the sales agreement, we may also sell ordinary shares in negotiated transactions or as otherwise agreed with the sales agent, including sales to the sales agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell ordinary shares in a manner which is not an “at the market” offering, including sales to the sales agent, as principal for its own account, we will enter into a separate terms agreement with the sales agent, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The sales agent does not have any obligation to purchase shares of ordinary shares from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The sales agent and its respective affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and certain of its respective affiliates has, from time to time, provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. An affiliate of the sales agent is a party to our credit facilities. In addition, an affiliate of the sales agent also acted as underwriter in prior secondary offerings of our ordinary shares.

In the ordinary course of their various business activities, the sales agent and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the sales agent that would permit a public offering of the shares of ordinary shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of ordinary shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus supplement will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters in connection with the ordinary shares offered hereby will be passed upon for the sales agent by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, https://ree.auto, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus a supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022;

●	our current report on Form 6-K filed with the SEC on May 17, 2022 (other than Exhibit 99.1 thereto);

●	our current report on Form 6-K filed with the SEC on August 16, 2022 (other than Exhibit 99.1 thereto); and

●	the description of our ordinary shares contained in Exhibit 2.6 to our annual report on Form 20-F for the fiscal year ended December 31, 2021.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

REE Automotive Ltd.

Kibbutz Glil-Yam

Israel 4690500

Tel: +972 (77) 899-5200

PROSPECTUS

$200,000,000

Class A Ordinary Shares

Debt Securities

Rights

Warrants

Units

REE Automotive Ltd. (“REE,” “we,” “us” or “the Company”) may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our Class A ordinary shares are listed on the NASDAQ Global Select Market under the symbol “REE.” On August 25, 2022, the last reported sale price of our Class A ordinary shares was $1.34 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, “REE,” “we,” “us,” “our,” “the Company” and similar terms refer to REE Automotive Ltd. and its subsidiaries on a consolidated basis.

The term “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “REE” design logo is the property of REE Automotive Ltd. We have several other trademarks and service marks. Although we have omitted trademark designations in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “projection,” “should,” “strategy,” “will,” or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

COMPANY OVERVIEW

REE is an automotive technology company whose mission is to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform. We aim to empower global mobility companies to build any size or shape of electric or autonomous vehicle – from Class 1 through Class 6 - for any application and target market. We envision a future where electric vehicles and autonomous vehicles will be Powered by REE™.

REE is a development stage company actively executing our business plan and establishing strategic collaborations with industry leaders to expand our industry footprint across segments. We are currently developing full vehicle prototypes with REEcornerTM technology, preparing to commence commercial trials of our P7 Platform and developing our currently untested plans to outsource manufacturing and to assemble components at future Integration Centers. Our products are designed to be operated on either battery or fuel cells and in any drive mode, both human-driven and autonomous while affording full design freedom to our potential customers.

As a horizontally integrated player, REE plans to initially target commercial and mobility as a service (“MaaS”) markets by commercially engaging auto manufacturers, original equipment manufacturers, parcel/courier delivery and logistic companies, e-commerce retailers, new mobility players, MaaS providers and autonomous drive companies with its proposed offering to build entire fleets tailored to their exact needs based on REEplatformTM technology without the need to be constrained to off-the-shelf offerings. We offer many customer benefits including complete vehicle design freedom based on exact business requirements, enabling reduction in time-to-market, more space and volume with the smallest footprint, lower total cost of ownership, faster development times, advanced driver-assistance systems compatibility, and reduced maintenance and global safety standard compliance.

Additionally, REE is building a partner ecosystem to enable and accelerate adoption of REE’s products. This includes collaborations with partners not only to develop full vehicle offerings but also to provide a comprehensive ecosystem of enabling capabilities and services, such as vehicle financing, batteries, charging infrastructure, aftersales, service and Data-as-a-Service, for a full turn-key solution intended to enable and expedite a smooth transition for our potential customers from internal combustion engine vehicles to electric vehicle fleets.

CORPORATE INFORMATION

Our registered office and principal place of business is located at Kibbutz Glil-Yam, Israel 4690500 and our telephone number in Israel is +972 (77) 899-5193. Our website address is https://ree.auto/. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Puglisi & Associates, whose address is 850 Library Avenue, Newark, Delaware 19711.

RISK FACTORS

Investing in any securities described in this prospectus involves risks. You should carefully consider the risk factors set forth in our most recent annual report on Form 20-F, and the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement hereto, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $200 million. The actual price per share of the Class A ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Class A ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200 million.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 1,000,000,000 Class A ordinary shares, without par value, of which 239,563,002 Class A ordinary shares were issued and outstanding as of June 30, 2022, as well as 83,417,110 Class B ordinary shares, no par value, of which 83,417,110 Class B ordinary shares were issued and outstanding as of June 30, 2022. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.6 to our annual report on Form 20-F filed on March 28, 2022 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for our Class A ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Class A ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each Class A ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the Class A ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and executive officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have irrevocably appointed Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, +1 (302) 738-6680 as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

We have been informed by our Israeli counsel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended, the Exchange Act, and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things, the following key conditions are met:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

●	the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if the above conditions are met, an Israeli court will not enforce a U.S. judgment in a civil matter if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in NIS at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Estimated Amount
SEC registration fee		$18,540
FINRA filing fee		30,500
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Goldfarb Seligman & Co., Tel Aviv, Israel will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP, New York, New York will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://ree.auto/), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022;

●	our current report on Form 6-K filed with the SEC on May 17, 2022 (other than Exhibit 99.1 thereto);

●	our current report on Form 6-K filed with the SEC on August 16, 2022 (other than Exhibit 99.1 thereto); and

●	the description of our ordinary shares contained in Exhibit 2.6 to our annual report on Form 20-F for the fiscal year ended December 31, 2021.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

REE Automotive Ltd.

Up to $75,000,000

Class A Ordinary Shares

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Prospectus Supplement

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BofA Securities

August 26, 2022